UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 2, 2011

ELECTRIC CAR COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-142704	20-8317658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1903 North Barnes Avenue, Springfield, MO 65803

(Address of Principal Executive Office) (Zip Code)

417-866-6565

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous independent registered public accounting firm

On August 2, 2011 the Company dismissed RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm.

RBSM did not issue any reports and as such its report did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the year ended December 31, 2010 and through August 2, 2011, the Company has not had any disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RBSM’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the year ended December 31, 2010, and through August 2, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided RBSM with a copy of this disclosure set forth under this Item 4.01 and requested RBSM to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of the letter from RBSM will be attached hereto as Exhibit Exhibit 16.1 when it is received.

The Company is in the process of engaging a new independent registered public accounting firm.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

 (d)

Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from RBSM LLP (to be filed)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRIC CAR COMPANY, INC.

Date: August 5, 2011	/s/ Gary Spaniak, Jr.
Gary Spaniak, Jr.
Chief Executive Officer